EXHIBIT 23b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99229, 333-119770, 333-169965, 333-169963 and 333-169962) of Twin Disc, Incorporated of our report dated August 31, 2017 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

August 27, 2018